Exhibit 99.1

Novo Integrated Sciences, Inc. Signs Binding LOI for Ownership in Cannabis Cultivator & Seller CannaPiece Group Inc.

BELLEVUE, Wash., October 23, 2018 (GLOBE NEWSWIRE) — via OTC PR WIRE — Novo Integrated Sciences, Inc. (OTCQB:NVOS) (“Novo Integrated Sciences”, or the “Company”) and Novo Healthnet Limited (“NHL”), a wholly owned subsidiary of the Company, announced today that on October 10, 2018 the Company and NHL executed a binding letter of intent (“LOI”) with CannaPiece Group Inc. (CannaPiece” or “CG”), a Canadian company involved in the cultivation and sale of cannabis.

The LOI provides that the pending definitive agreement is contemplated as a share only transaction whereby NHL will enter into a share exchange agreement with CannaPiece pursuant to which NHL will own or control 25% of CannaPiece’s total share capital, non-dilutive, and CannaPiece will own or control CAD $25,000,000 worth of the Company’s common stock for which the CAD-to-USD currency exchange rate will be as quoted on the business date prior to closing the definitive agreement. The CAD $25,000,000 value is based on a pre-revenue, post-licensing valuation of CannaPiece in the amount of CAD $100,000,000. The Company common shares that will be the subject of the share exchange will be held in escrow until CannaPiece receives licensed producer status.

In addition, the LOI provides that upon execution of the pending definitive agreement, CannaPiece will purchase, from the Company, CAD $5,000,000 worth of the Company’s common stock. The share price is determined by the 30-day closing average based on the 30-day period ending on October 10, 2018 with the application of a market acceptable discount to the determined average. If a definitive agreement is not executed by all parties, on or before November 15, 2018 or such other date as agreed to by the parties, the LOI will terminate.

Mr. Robert Mattacchione, Novo Integrated Sciences’ CEO and Board Chairman, states “We are excited to partner with a company whose philosophy aligns itself with our core fundamentals. It is our belief that progressive medicine is the foundation to progressive healthcare, as such, exposing our network of over 400,000 patients to new and innovative healthcare solutions is our foremost objective. The Novo-CannaPiece partnership provides Novo with unique insight into an area of medicine considered the new frontier and affords Novo near term entry into the cannabis market which is identified by many as one of the most growth capable business sectors seen in decades.”

Mr. Ray Ahmad Rasouli, CannaPiece CEO, states, “With our innovative business model, CannaPiece is well positioned to lead the Canadian cannabis sector in varietal diversification and price conscious product distribution. The CannaPiece model provides the global market access to Canadian innovation in cannabis product development while maintaining a competitive pricing strategy.”

About Novo Integrated Sciences, Inc. and Novo Healthnet Limited

Through Novo Healthnet Limited, a wholly-owned subsidiary of Novo Integrated Sciences, we deliver multi-disciplinary primary healthcare to over 400,000 patients annually through our 16 corporate-owned clinics and a contracted network of 88 affiliate clinics and 234 eldercare centric homes located across Canada. Our team of practitioners and staff are trained for assessment, diagnosis, treatment, pain management, rehabilitation and primary prevention. Our specialized services and products include physiotherapy, chiropractic care, occupational therapy, eldercare, laser therapeutics, massage therapy, acupuncture, chiropody, neurological functions, kinesiology, concussion management and baseline testing, women’s pelvic health, sports medicine therapy, assistive devices, and private personal training.

Effective May 9, 2017, Novo Integrated Sciences closed a Share Exchange Agreement with the shareholders of NHL, making NHL a wholly owned foreign subsidiary of Novo Integrated Sciences.

For more information concerning Novo Integrated Sciences, please visit www.novointegrated.com. For more information on NHL, please visit www.novohealthnet.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in Novo Integrated Sciences’ filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond Novo Integrated Sciences’ control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects Novo Integrated Sciences’ current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Novo Integrated Sciences assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

The contents of any website referenced in this press release are not incorporated by reference herein.

Chris David

President

Novo Integrated Sciences, Inc.

cdavid@novointegrated.com

(206) 617-9797